M E M O R A N D U M

TO:          George W. Bryan                                                             Lewis E. Holland             Charles S. Aiken
R. Howard Cannon               Virginia B. Wetherell           Douglas L. Dowdell
Red Cavaney                  John B. Crowe                                                   Paul N. Horne
David B. Ferraro                 Steven G. Dean             Marko M. Rajamaa
Katherine Buckman Gibson            Kristopher J. Matula

FROM: Sheila Jordan Cunningham, Esq.	The Company is legally required to send you this notice; however, you are already subject to the Company’s regular quarter-end blackout that will not end until August 5.

DATE: June 15, 2011

RE:      Notice of Blackout Period

Buckeye Technologies Inc. (the “Company”) is changing the recordkeeper for the Merfin Systems 401(k) Profit Sharing Plan (the "Plan").  This notice is to inform you that in connection with these changes, a “blackout period” will be imposed restricting all investments under and distributions from the Plan.  The blackout period is expected to start as of 4:00 p.m., Central Time, on Thursday, June 23, 2011 and is expected to end no later than the week of July 10, 2011.  During the blackout period, Plan participants and beneficiaries will be unable to direct or diversify investments in their individual accounts, obtain a loan, make a withdrawal, or take other distributions from the Plan.

During the blackout period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR under the Securities Exchange Act of 1934, any director or executive officer of the Company is generally prohibited from, directly or indirectly, entering into any transaction with respect to the Company’s common stock (including any derivative securities) (“Company Securities”).  Specifically, during the blackout period, you are prohibited from, directly or indirectly, purchasing, selling, or otherwise acquiring or transferring any Company Securities, including exercising stock options or stock appreciation rights, if you acquire or previously acquired such Company Security in connection with your service as a director or executive officer of the Company, subject to certain narrow exceptions.   This trading restriction includes indirect trading where you have a pecuniary interest in the transaction.  Accordingly, acquisitions and dispositions by family members, partnerships, corporations, or trusts where you have a pecuniary interest will be deemed a transaction by you.

There are limited exemptions to the restrictions of Section 306(a) and Regulation BTR for certain transactions in Company Securities.  Notable exemptions include: bona fide gifts; transactions involving Company Securities that were not acquired in connection with your service or employment as a director or officer (which you must be able to prove); and transactions pursuant to a plan intended to comply with the affirmative defense conditions of Rule 10b5-1, provided that such Rule 10b5-1 plan was not entered into or modified during the blackout period and you were unaware of the actual or approximate beginning or ending dates of the blackout period at the time of the transaction.  Because these exemptions are narrow, proposed transactions should be discussed with Sheila Jordan Cunningham, General Counsel, before you or your family members take any action concerning Company equity securities during this period.

Please note that the trading restrictions implemented because of the blackout period are in addition to other trading restrictions under the Company’s insider trading compliance policy (the “Policy”).  During the blackout period, it is anticipated that you will, in any event, be subject to a closed trading window under the Policy.

During the blackout period, you may obtain, without charge, information as to whether the blackout period has begun or ended by contacting me at 1001 Tillman Street, P. O. Box 80407, Memphis, TN 38112-2038 or by telephone at (901) 320-8409.

S:HQ\Legal\Securities\Memdocs-#2233044-v1-bti_general_notice_of_blackout_period.doc